SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

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	Filed by the Registrant	/ X /
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	Filed by a party other than the Registrant	/ /
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Check the	appropriate box:
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/ /	Preliminary Proxy Statement
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/ /	Confidential, for Use of the Commission Only (as
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/ x /	Definitive Proxy Statement
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/ /	Definitive Additional Materials
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/ /	Soliciting Material Pursuant to Sec. 240.14a-11(c) or
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PUTNAM HIGH INCOME SESCURITIES FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)

MEMORANDUM cont.

Payment of Filing Fee (Check the appropriate box):

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(2) Aggregate number of securities to which transaction
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(3) Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is
calculated and state how it was determined):

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(5) Total fee paid:

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/ /	Check box if any part of the fee is offset as provided
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for which the offsetting fee was paid previously.
Identify the previous filing by registration statement
number, or the Form or Schedule and the date of its
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(1) Amount Previously Paid:

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The proxy statement

Putnam High Income Securities Fund
Putnam Master Intermediate Income Trust
Putnam Premier Income Trust

This proxy statement can help you decide how you want to vote on important issues relating to your Putnam fund. When you complete and sign your proxy ballot, the Trustees of the funds will vote on your behalf exactly as you have indicated. If you simply sign the proxy ballot, it will be voted in accordance with the Trustees’ recommendations on page 4 of the proxy statement.

Please take a few moments and decide how you want to vote. When shareholders don’t return their proxies in sufficient numbers, follow-up solicitations are required, which cost your fund money.

You can vote by returning your proxy ballots in the envelope provided. Or you can call our toll-free number, or go to the Internet. See your proxy ballot for the phone number and Internet address. If you have proxy related questions, please call 1-800-225-1581 or contact your financial advisor.

Table of contents

A Message from the Chairman..........................................................	1
Notice of Shareholder Meeting.........................................................	3
Trustees’ Recommendations.............................................................	4
The Proposals......................................................................................	6
Proposal 1.............................................................................................	6
Proposal 2.............................................................................................	29
Further Information About Voting
and the Meeting..................................................................................	44
Fund Information................................................................................	49
Exhibit A...............................................................................................	59

PROXY CARD(S) ENCLOSED

If you have any questions, please contact us at 1-800-225-1581 or call your financial advisor.

A Message from the Chairman

Dear Fellow Shareholder:

I am writing to ask for your vote on important matters affecting your investment in the Putnam funds. While you are, of course, welcome to join us at your fund’s meeting, most shareholders cast their vote by filling out and signing the enclosed proxy cards by calling or by voting via the Internet. We are asking for your vote on the following matters:

* Fixing the number of Trustees at 12 and electing your fund’s nominees for Trustees

Although Trustees do not manage fund portfolios, they play an important role in protecting fund shareholders, and are responsible for approving the fees paid to the fund’s investment adviser and its affiliates, reviewing overall fund expenses, selecting the fund’s auditors, monitoring conflicts of interest, overseeing the fund’s compliance with federal securities laws and voting proxies for the fund’s portfolio securities.

Your fund’s Trustees have also in the past three years been at the forefront of reform efforts affecting the mutual fund industry, including ending the practice of directing fund brokerage commissions to brokers in connection with sales of fund shares, instituting measures to discourage excessive short-term trading in open-end funds and other initiatives to reduce shareholder expenses and improve fund disclosures.

The 12 nominees include one nominee not previously elected by shareholders, Kenneth R. Leibler. Information about his and the other nominees’ backgrounds and other activities is included in this proxy statement.

* Converting your fund to an open-end investment company

Your fund’s governing documents require the fund to submit for shareholder vote a proposal to convert the fund to an open-end investment company if the fund’s shares trade at a discount from net asset value over a specified time period. The Trustees recommend that shareholders vote against converting your fund. As discussed in this Proxy Statement, the Trustees believe that your fund’s status as a closed-end fund offers potential investment benefits, including the ability to remain more fully invested in longer-term, higher-yielding securities. The Trustees do not believe that recent discount levels are currently a sufficient justification for abandoning the advantages of the closed-end structure through conversion to open-end status.

I’m sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don’t. When shareholders do not vote their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration I am sure you will give these important matters. If you have questions about any of these proposals, please call a Putnam customer services representative at 1-800-225-1581 or contact your financial advisor.

John A. Hill, Chairman

PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM PREMIER INCOME TRUST

Notice of Annual Meeting of Shareholders

* This is the formal agenda for your fund’s shareholder meeting. It tells you what proposals will be voted on and the time and place of the meeting, in the event you attend in person.

To the Shareholders of Putnam High Income Securities, Putnam Master Intermediate Income Trust and Putnam Premier Income Trust:

The Annual Meeting of Shareholders of your fund will be held on January 11, 2007 at 11:00 a.m., Eastern time, at the principal offices of the fund on the 12th floor of One Post Office Square, Boston, Massachusetts 02109, to consider the following:

1. Fixing the number of Trustees at 12 and electing your fund’s nominees for Trustees. See page 6.

2. Converting you fund to an open-end investment company

By Judith Cohen, Clerk, on behalf of the Trustees

John A. Hill, Chairman
Jameson A. Baxter, Vice Chairman
George Putnam, III, President

Charles B. Curtis
Myra R. Drucker
Charles E. Haldeman, Jr.
Paul L. Joskow
Elizabeth T. Kennan
Kenneth R. Leibler
Robert E. Patterson
W. Thomas Stephens
Richard B. Worley

We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided or record your voting instructions by telephone or via the Internet so that you will be represented at the meeting.

November 20, 2006

Proxy Statement

This document will give you the information you need to vote on the proposals. Much of the information is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you don’t understand, please contact us at our toll-free number, 1-800-225-1581, or call your financial advisor.

* Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam High Income Securities Fund, Putnam Master Intermediate Income Trust and Putnam Premier Income Trust for use at the Annual Meeting of Shareholders of each fund to be held on January 11, 2007, and, if your fund’s meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Annual Meeting (see page 3). The Notice of Annual Meeting, the proxy and the Proxy Statement are being mailed on or about November 20, 2006.

* How do your fund’s Trustees recommend that shareholders vote on these proposals?

The Trustees recommend that you vote

1. FOR fixing the number of Trustees as proposed by the Board Policy and Nominating Committee and electing your fund’s nominees for Trustees

2. AGAINST converting your fund to an open-end investment company and authorizing certain related amendments to your fund’s Agreement and Declaration of Trust

* Who is eligible to vote?

Shareholders of record at the close of business on October 16, 2006 are entitled to be present and to vote at the meeting or any adjourned meeting.

Each share is entitled to one vote. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If you sign the proxy, but don’t fill in a vote, your shares will be voted in accordance with the Trustees’ recommendations. If any other business is brought before your fund’s meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

Shareholders of each fund vote separately with respect to each proposal. The outcome of a vote affecting one fund does not affect any other fund.

The Proposals

1. ELECTION OF TRUSTEES

* Who are the nominees for Trustees?

The Board Policy and Nominating Committee of the Trustees of each fund makes recommendations concerning the nominees for Trustees of that fund. The Board Policy and Nominating Committee consists solely of Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of your fund or of Putnam Investment Management, LLC, your fund’s investment manager (“Putnam Management”). Those Trustees who are not “interested persons” of your fund or Putnam Management are referred to as “Independent Trustees” throughout this Proxy Statement.

The Board Policy and Nominating Committee of the Trustees of each fund recommends that the number of Trustees be fixed at 12 and that you vote for the election of the nominees described in the following pages. Each nominee is currently a Trustee of your fund and of the other Putnam funds.

The nominees for Trustees and their backgrounds are shown in the following pages. This information includes each nominee’s name, year of birth, principal occupation(s) during the past 5 years, and other information about the nominee’s professional background, including other directorships the nominee holds. Each Trustee oversees all of the Putnam funds and serves until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. The address of all of the Trustees is One Post Office Square, Boston, Massachusetts 02109. At December 31, 2005, there were 108 Putnam funds.

Jameson A. Baxter (Born 1943)
Trustee since 1994 and Vice Chairman since 2005
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Ms. Baxter is the President of Baxter Associates, Inc., a private investment firm that she founded in 1986.

Ms. Baxter serves as a Director of ASHTA Chemicals, Inc., Banta Corporation (a printing and digital imaging firm), Ryerson Tull, Inc. (a steel service corporation), the Mutual Fund Directors Forum, Advocate Health Care and BoardSource, formerly the National Center for Nonprofit Boards. She is Chairman Emeritus of the Board of Trustees, Mount Holyoke College, having served as Chairman for five years and as a board member for thirteen years. Until 2002, Ms. Baxter was a Director of Intermatic Corporation (a manufacturer of energy control products).

Ms. Baxter has held various positions in investment banking and corporate finance, including Vice President and Principal of the Regency Group, and Vice President of and Consultant to First Boston Corporation. She is a graduate of Mount Holyoke College.

Charles B. Curtis (Born 1940)
Trustee since 2001
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Mr. Curtis is President and Chief Operating Officer of the Nuclear Threat Initiative (a private foundation dealing with national security issues) and serves as Senior Advisor to the United Nations Foundation.

Mr. Curtis is a member of the Council on Foreign Relations, the Trustee Advisory Council of the Applied Physics Laboratory, Johns Hopkins University and serves as a Director of Edison International and Southern California Edison. Until 2003, Mr. Curtis was a member of the Electric Power Research Institute Advisory Council and the University of Chicago Board of Governors for Argonne National Laboratory. Prior to 2002, Mr. Curtis was a Member of the Board of Directors of the Gas Technology Institute and the Board of Directors of the Environment and Natural Resources Program Steering Committee, John F. Kennedy School of Government, Harvard University. Until 2001, Mr. Curtis was a member of the Department of Defense Policy Board and Director of EG&G Technical Services, Inc. (a fossil energy research and development support company).

From August 1997 to December 1999, Mr. Curtis was a Partner at Hogan & Hartson L.L.P., a Washington, D.C. law firm. Prior to May 1997, Mr. Curtis was Deputy Secretary and Under Secretary of the U.S. Department of Energy. He served as Chairman of the Federal Energy Regulatory Commission from 1977 to 1981 and has held positions on the staff of the U.S. Treasury Department, and the SEC.

Myra R. Drucker (Born 1948)
Trustee since 2004
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Ms. Drucker is Chair of the Board of Trustees of Commonfund (a not-for-profit firm specializing in asset management for educational endowments and foundations), Vice Chair of the Board of Trustees of Sarah Lawrence College, and a member of the Investment Committee of the Kresge Foundation (a charitable trust). She is also a director of New York Stock Exchange LLC, a wholly-owned subsidiary of the publicly-traded NYSE Group, Inc.. She is an advisor to Hamilton Lane LLC and RCM Capital Management (investment management firms).

Ms. Drucker is an ex-officio member of the New York Stock Exchange (NYSE) Pension Managers Advisory Committee, having served as Chair for seven years and a member of the Executive Committee of the Committee on Investment of Employee Benefit Assets.

Until August 31, 2004, Ms. Drucker was Managing Director and a member of the Board of Directors of General Motors Asset Management and Chief Investment Officer of General Motors Trust Bank. Ms. Drucker also served as a member of the NYSE Corporate Accountability and Listing Standards Committee and the NYSE/NASD IPO Advisory Committee.

Prior to joining General Motors Asset Management in 2001, Ms. Drucker held various executive positions in the investment management industry. Ms. Drucker served as Chief Investment Officer of Xerox Corporation (a technology and service company in the document industry), where she was responsible for the investment of the company’s pension assets. Ms. Drucker was also Staff Vice President and Director of Trust Investments for International Paper (a paper, paper distribution, packaging and forest products company) and previously served as Manager of Trust Investments for Xerox Corporation. Ms. Drucker received a B.A. degree in Literature and Psychology from Sarah Lawrence College and pursued graduate studies in economics, statistics and portfolio theory at Temple University.

John A. Hill (Born 1942)
Trustee since 1985 and Chairman since 2000
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Mr. Hill is Vice Chairman of First Reserve Corporation, a private equity buyout firm that specializes in energy investments in the diversified worldwide energy industry.

Mr. Hill is a Director of Devon Energy Corporation, TransMontaigne Oil Company and various private companies controlled by First Reserve Corporation, as well as Chairman of TH Lee, Putnam Investment Trust (a closed-end investment company advised by an affiliate of Putnam Management). He is also a Trustee of Sarah Lawrence College. Until 2005, he was a Director of Continuum Health Partners of New York.

Prior to acquiring First Reserve Corporation in 1983, Mr. Hill held executive positions in investment banking and investment management with several firms and with the federal government, including Deputy Associate Director of the Office of Management and Budget, and Deputy Director of the Federal Energy Administration. He is active in various business associations, including the Economic Club of New York, and lectures on energy issues in the United States and Europe. Mr. Hill holds a B.A. degree in Economics from Southern Methodist University and pursued graduate studies there as a Woodrow Wilson Fellow.

Paul L. Joskow (Born 1947)
Trustee since 1997
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Dr. Joskow is the Elizabeth and James Killian Professor of Economics and Management, and Director of the Center for Energy and Environmental Policy Research at the Massachusetts Institute of Technology.

Dr. Joskow serves as a Director of National Grid plc (a UK-based holding company with interests in electric and gas transmission and distribution and telecommunications infrastructure) and TransCanada Corporation (an energy company focused on natural gas transmission and power services). He also serves on the Board of Overseers of the Boston Symphony Orchestra. Prior to February 2005, he served on the board of the Whitehead Institute for Biomedical

Research (a non-profit research institution) and has been President of the Yale University Council since 1993. Prior to February 2002, he was a Director of State Farm Indemnity Company (an automobile insurance company), and prior to March 2000, he was a Director of New England Electric System (a public utility holding company).

Dr. Joskow has published five books and numerous articles on topics in industrial organization, government regulation of industry, and competition policy. He is active in industry restructuring, environmental, energy, competition and privatization policies — serving as an advisor to governments and corporations worldwide. Dr. Joskow holds a Ph.D. and M. Phil from Yale University and B.A. from Cornell University.

Elizabeth T. Kennan (Born 1938)
Trustee since 1992
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Dr. Kennan is a Partner of Cambus-Kenneth Farm (thoroughbred horse and cattle breeding). She is President Emeritus of Mount Holyoke College.

Dr. Kennan served as Chairman and is now Lead Director of Northeast Utilities. She has served as Director on a number of other boards, including Bell Atlantic, Chastain Real Estate, Shawmut Bank, Berkshire Life Insurance, Kentucky Home Life Insurance and Talbots, Inc. She is a Trustee of the National Trust for Historic Preservation, of Centre College and of Midway College in Midway, Kentucky. Until 2006, she was a member of The Trustees of Reservations. Dr. Kennan has served on the oversight committee of the Folger Shakespeare Library, as President of Five Colleges Incorporated, as a Trustee of Notre Dame University, and is active in various educational and civic associations.

As a member of the faculty of Catholic University for twelve years, until 1978, Dr. Kennan directed the post-doctoral program in Patristic and Medieval Studies, taught history and published numerous articles. Dr. Kennan holds a Ph.D. from the University of Washington in Seattle, an M.S. from St. Hilda’s College at Oxford University and an A.B. from Mount Holyoke College. She holds several honorary doctorates.

Kenneth R. Leibler (Born 1949)
Trustee since 2006
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Mr. Leibler is founding Chairman of the Boston Options Exchange, the nation’s newest electronic marketplace for the trading of derivative securities.

Mr. Leibler currently serves as a Trustee of Beth Israel Deaconess Hospital in Boston. He is also lead director of Ruder Finn Group, a global communications and advertising firm. Since 2003, he has served as a director of the Optimum Funds group. Prior to October 2006, he served as a director of ISO New England, the organization responsible for the operation of the electric generation system in the New England states. Prior to 2000, he was a director of the Investment Company Institute in Washington, D.C.

Prior to January 2005, Mr. Leibler served as Chairman and Chief Executive Officer of the Boston Stock Exchange. Prior to January 2000, he served as President and Chief Executive Officer of Liberty Financial Companies, a publicly traded diversified asset management organization. Prior to June 1990, he served as President and Chief Operating Officer of the American Stock Exchange (AMEX), the youngest person in Exchange history to hold the title of President. Prior to serving as Amex President, he held the position of Chief Financial Officer, and headed its management and marketing operations. Mr. Leibler graduated magna cum laude in economics from Syracuse University, where he was elected to Phi Beta Kappa.

Robert E. Patterson (Born 1945)
Trustee since 1984
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Mr. Patterson is Senior Partner of Cabot Properties, L.P. and Chairman of Cabot Properties, Inc. (a private equity firm investing in commercial real estate)

Mr. Patterson serves as Chairman Emeritus and Trustee of the Joslin Diabetes Center and as a Director of Brandywine Trust Group, LLC. Prior to June 2003, he was a Trustee of the Sea Education Association. Prior to December 2001, he was President and Trustee of Cabot Industrial Trust (a publicly traded real estate investment trust). Prior to February 1998, he was Executive Vice President and Director of Acquisitions of Cabot Partners Limited Partnership (a registered investment adviser involved in institutional real estate investments). Prior to 1990, he served as Executive Vice President of Cabot, Cabot & Forbes Realty Advisors, Inc. (the predecessor company of Cabot Partners).

Mr. Patterson practiced law and held various positions in state government and was the founding Executive Director of the Massachusetts Industrial Finance Agency. Mr. Patterson is a graduate of Harvard College and Harvard Law School.

W. Thomas Stephens (Born 1942)
Trustee since 1997
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Mr. Stephens is Chairman and Chief Executive Officer of Boise Cascade, L.L.C. (a paper, forest products and timberland assets company).

Until 2005, Mr. Stephens was a director of TransCanada Pipelines, Ltd. Until 2004, Mr. Stephens was a Director of Xcel Energy Incorporated (a public utility company), Quest Communications, and Norske Canada, Inc. (a paper manufacturer). Until 2003, Mr. Stephens was a Director of Mail-Well, Inc. (a diversified printing company). He served as Chairman of Mail-Well until 2001 and as CEO of MacMillan-Bloedel, Ltd. (a forest products company) until 1999.

Prior to 1996, Mr. Stephens was Chairman and Chief Executive Officer of Johns Manville Corporation. He holds B.S. and M.S. degrees from the University of Arkansas.

Richard B. Worley (Born 1945)
Trustee since 2004
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Mr. Worley is Managing Partner of Permit Capital LLC, an investment management firm.

Mr. Worley serves on the Executive Committee of the University of Pennsylvania Medical Center, is a Trustee of The Robert Wood Johnson Foundation (a philanthropic organization devoted to health care issues) and is a Director of The Colonial Williamsburg Foundation (a historical preservation organization). Mr. Worley also serves on the investment committees of Mount Holyoke College and World Wildlife Fund (a wildlife conservation organization).

Prior to joining Permit Capital LLC in 2002, Mr. Worley served as Chief Strategic Officer of Morgan Stanley Investment Management. He previously served as President, Chief Executive Officer and Chief Investment Officer of Morgan Stanley Dean Witter Investment Management and as a Managing Director of Morgan Stanley, a financial services firm. Mr. Worley also was the Chairman of Miller Anderson & Sherrerd, an investment management firm. Mr. Worley holds a B.S. degree from University of Tennessee and pursued graduate studies in economics at the University of Texas.

* Interested Trustees

Charles E. Haldeman, Jr.* (Born 1948)
Trustee since 2004
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Mr. Haldeman is President and Chief Executive Officer of Putnam, LLC (“Putnam Investments”). He is a member of Putnam Investments’ Executive Board of Directors and Advisory Council.

Prior to November 2003, Mr. Haldeman served as Co-Head of Putnam Investments’ Investment Division. Prior to joining Putnam Investments in 2002, Mr. Haldeman held executive positions in the investment management industry. He previously served as Chief Executive Officer of Delaware Investments and President & Chief Operating Officer of United Asset Management. Mr. Haldeman was also a partner and director of Cooke & Bieler, Inc. (an investment management firm).

Mr. Haldeman currently serves as a Trustee of Dartmouth College and is a member of the Partners HealthCare Systems Investment Committee. He is a graduate of Dartmouth College, Harvard Law School and Harvard Business School. Mr. Haldeman is also a Chartered Financial Analyst (CFA) charterholder.

George Putnam, III* (Born 1951)
Trustee since 1984 and President since 2000
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Mr. Putnam is Chairman of New Generation Research, Inc. (a publisher of financial advisory and other research services), and President of New Generation Advisers, Inc. (a registered investment advisor to private funds). Mr. Putnam founded the New Generation companies in 1986.

Mr. Putnam is a Director of The Boston Family Office, LLC (a registered investment adviser). He is a Trustee of St. Mark’s School and Shore Country Day School, and until 2002 was a Trustee of the Sea Education Association.

Mr. Putnam previously worked as an attorney with the law firm of Dechert LLP (formerly known as Dechert Price & Rhoads) in Philadelphia. He is a graduate of Harvard College, Harvard Business School, and Harvard Law School.

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* Nominees who are or may be deemed to be “interested persons” (as defined in the 1940 Act) of the fund, Putnam Management, Putnam Retail Management Limited Partnership (“Putnam Retail Management”) or Marsh & McLennan Companies, Inc., the parent company of Putnam Investments and its affiliated companies. Messrs. Putnam, III and Haldeman are deemed “interested persons” by virtue of their positions as officers of the funds, Putnam Management or Putnam Retail Management and as shareholders of Marsh & McLennan Companies, Inc. Mr. Haldeman is the President and Chief Executive Officer of Putnam Investments. Mr. Putnam, III is the President of your fund and each of the other Putnam funds. The balance of the nominees are not “interested persons.”

All the nominees except for Kenneth R. Leibler were elected by the shareholders of each fund on June 29, 2006. Mr. Leibler was elected to the Board of Trustees by vote of the Trustees on October 12, 2006.

Each Trustee serves until his or her successor is elected and qualified or until his or her earlier resignation, retirement at age 72, death or removal. Each of the nominees has agreed to serve as a Trustee, if elected. If any of the nominees is unavailable for election at the time of the meeting, which is not anticipated, the Trustees may vote for other nominees at their discretion, or the Trustees may fix the number of Trustees at fewer than 12 for your fund.

* What are the Trustees’ responsibilities?

Your fund’s Trustees are responsible for the general oversight of your fund’s affairs and for assuring that your fund is managed in the best interests of its shareholders. The Trustees regularly review your fund’s investment performance as well as the quality of other services provided to your fund and its shareholders by Putnam Management and its affiliates, including administration, custody, and shareholder servicing. At least annually, the Trustees review and evaluate the fees and operating expenses paid by your fund for these services and negotiate changes that they deem appropriate. In carrying out these responsibilities, the Trustees are assisted by an independent administrative staff and by your fund’s auditors, independent counsel and other experts as appropriate, selected by and responsible to the Trustees.

At least 75% of the trustees of your fund are required not to be “interested persons” (as defined in the 1940 Act) of your fund or your fund’s investment manager. These independent trustees, who are referred to in this proxy statement as “Independent Trustees” must vote separately to approve all financial arrangements and other agreements with your fund’s investment manager and other affiliated parties. The role of independent trustees has been characterized as that of a “watchdog” charged with oversight to protect shareholders’ interests against overreaching and abuse by those who are in a position to control or influence a fund. Your fund’s Independent Trustees meet regularly as a group in executive session. Ten of the 12 nominees for election as Trustee would be Independent Trustees.

Board committees. Your fund’s Trustees have determined that the efficient conduct of your fund’s affairs makes it desirable to delegate responsibility for certain specific matters to committees of the board. Certain committees (the Executive Committee, Distributions Committee, and Audit and Compliance Committee) are authorized to act for the Trustees as specified in their charters. The other committees review and evaluate matters specified in their charters and make recommendations to the Trustees as they deem appropriate. Each committee may utilize the resources of your fund’s independent staff, counsel and auditors as well as other experts. The committees meet as often as necessary, either in conjunction with regular meetings of the Trustees or otherwise. The membership and chairperson of each committee are appointed by the Trustees upon recommendation of the Board Policy and Nominating Committee.

Audit and Compliance Committee. The Audit and Compliance Committee provides oversight on matters relating to the preparation of the fund’s financial statements, compliance matters and Code of Ethics issues. This oversight is discharged by regularly meeting with management and the funds’ independent registered public accounting firms and keeping current on industry developments. Duties of this Committee also include the review and evaluation of all matters and relationships pertaining to the funds’ independent registered public accounting firms, including their independence. The members of your Committee include only Independent Trustees. Each member of the Committee is “independent” as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange and as defined in Section 121(A) of the listing standards of the American Stock Exchange. The Trustees have adopted a written charter for the Committee. The Audit and Compliance Committee’s charter is available on the fund’s web site at https://content.putnam.com/individual_investor/pdf/committee_charter.pdf. Print copies of the charter are available free of charge upon request by calling 1-800-225-1581. The Committee currently consists of Messrs. Patterson (Chairperson), Hill, Leibler and Stephens.

Board Policy and Nominating Committee. The Board Policy and Nominating Committee reviews policy matters pertaining to the operations of the Board of Trustees and its Committees, the compensation of the Trustees and their staff and the conduct of legal affairs for the funds. The Committee also oversees the voting of proxies associated with portfolio investments of the Putnam funds, with the goal of ensuring that these proxies are voted in the best interest of the funds’ shareholders.

The Committee evaluates and recommends all candidates for election as Trustees and recommends the appointment of members and chairs of each board committee. The Committee also identifies prospective nominees for election as trustee by considering individuals that come to its attention through current Trustees, Putnam Management or shareholders. Candidates properly submitted by shareholders (as described below) will be considered and evaluated on the same basis as candidates recommended by other sources. The Committee may, but is not required to, engage a third-party professional search firm to assist it in identifying and evaluating potential nominees.

When evaluating a potential candidate for membership on the Board of Trustees, the Committee considers the skills and characteristics that it feels would most benefit the Putnam funds at the time the evaluation is made. The Committee may take into account a wide variety of attributes in considering potential trustee candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings, (ii) other board experience, (iii) relevant industry and related experience, (iv) educational background, (v) financial expertise, (vi) an assessment of the candidate’s ability, judgment and expertise, (vii) an assessment of the perceived needs of the Board of Trustees and its committees at that point in time and (viii) the overall composition of the Board of Trustees. In connection with this evaluation, the Committee will determine whether to interview prospective nominees, and, if warranted, one or more members of the Committee, and other Trustees and representatives of the funds, as appropriate, will interview prospective nominees in person or by telephone. Once this evaluation is completed, the Committee recommends such candidates as it determines appropriate to the Independent Trustees for nomination, and the Independent Trustees select the nominees after considering the recommendation of the Committee.

The Committee will consider nominees for trustee recommended by shareholders of a fund provided shareholders submit their recommendations by the date disclosed in the paragraph entitled “Date for receipt of shareholders’ proposals for the next annual meeting,” and provided the shareholders’ recommendations otherwise comply with applicable securities laws, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

The Committee consists only of Independent Trustees. The Committee currently consists of Dr. Kennan (Chairperson), Ms. Baxter and Messrs. Hill and Patterson.

Brokerage Committee. The Brokerage Committee reviews the policies and procedures of the funds regarding the execution of portfolio transactions for the funds, including policies regarding: the selection of brokers and dealers to execute portfolio transactions; the establishment of brokerage commissions rates; and the generation and use of soft dollar credits. The Committee also oversees the implementation by Putnam Management of such policies and procedures. The Committee reviews periodic reports regarding payments made, the quality of execution obtained by the funds, and the value of research obtained by Putnam Management in connection with portfolio transactions on behalf of the funds. The Committee currently consists of Dr. Joskow (Chairperson), Ms. Drucker and Mr. Putnam, III.

Contract Committee. The Contract Committee reviews and evaluates, at least annually, all arrangements pertaining to (i) the engagement of Putnam Management and its affiliates to provide services to the funds, (ii) the expenditure of the funds’ assets for distribution purposes pursuant to the distribution plans of the open-end funds and (iii) the engagement of other persons to provide material services to the funds, including in particular those instances where the cost of services is shared between the funds and Putnam Management and its affiliates or where Putnam Management or its affiliates have a material interest. The Committee recommends to the Trustees such changes in arrangements as it deems appropriate. After review and evaluation, the Committee recommends to the Trustees the proposed organization of new fund products and proposed structural changes to existing funds. Its oversight of the closed-end funds includes (i) investment performance, (ii) trading activity, (iii) determinations with respect to conversion of a closed-end fund to an open-end fund and (iv) other measures in response to address trading discounts, including share repurchase program. The Committee consists only of Independent Trustees. The Committee currently consists of Ms. Baxter (Chairperson), Messrs. Curtis and Worley and Dr. Kennan.

Distributions Committee. The Distributions Committee oversees all fund distributions. The Committee makes recommendations to the Trustees of the funds regarding the amount and timing of distributions paid by the funds, and approves such matters when the Trustees are not in session. The Committee also oversees the policies and procedures pursuant to which Putnam Management prepares recommended distributions, and meets regularly with representatives of Putnam Management to review the implementation of such policies and procedures. The Committee currently consists of Mr. Putnam, III (Chairperson), Ms. Drucker and Dr. Joskow.

Executive Committee. The functions of the Executive Committee are twofold. The first is to ensure that the funds’ business may be conducted at times when it is not feasible to convene a meeting of the Trustees or for the Trustees to act by written consent. The Committee may exercise any or all of the power and authority of the Trustees when the Trustees are not in session. The second is to establish annual and ongoing goals, objectives and priorities for the Board of Trustees and to ensure coordination of all efforts between the Trustees and Putnam Management and its affiliates on behalf of the shareholders of the Putnam funds. The Committee currently consists of Messrs. Hill (Chairperson), Curtis, Patterson and Putnam, III (ex officio), Dr. Joskow and Ms. Baxter.

Investment Oversight Committees. These Committees regularly meet with investment personnel of Putnam Management to review the investment performance and strategies of the funds in light of their stated investment objectives and policies. Investment Oversight Committee A currently consists of Mses. Drucker (Chairperson) and Baxter and Mr. Curtis. Investment Oversight Committee B currently consists of Drs. Joskow (Chairperson) and Kennan and Mr. Stephens. Investment Committee C currently consists of Messrs. Leibler (Chairperson), Patterson and Putnam, III. Investment Oversight Committee D currently consists of Messrs. Worley (Chairperson), Haldeman and Hill.

Investment Process Committee. The Investment Process Committee complements the work of the Investment Oversight Committees by monitoring Putnam Management’s investment philosophies, investment processes and investment personnel. The Committee reviews Putnam Management’s research capabilities; risk management processes; recruiting, training and compensation of investment personnel; performance measurement; and portfolio construction. The Committee currently consists of Ms. Drucker (Chairperson), Dr. Joskow and Mr. Putnam, III.

Marketing Committee. The Marketing Committee oversees the marketing and sale of fund shares by Putnam Retail Management. The Committee reviews (i) services provided by Putnam Retail Management under its Distributor’s Contracts with the open-end funds, (ii) sales charges imposed in connection with the sale of fund shares, (iii) expenditure of the funds’ assets for distribution and shareholder services pursuant to distribution plans of the open-end funds, (iv) financial arrangements between Putnam Retail Management and financial intermediaries related to the sale of fund shares and (v) compliance by Putnam Retail Management with applicable federal and state laws and regulations governing the sale of fund shares. The Committee also exercises general oversight of marketing and sales communications used by Putnam Retail Management in connection with the sale of fund shares. The Committee currently consists of Messrs. Curtis (Chairperson) and Worley, Ms. Baxter and Dr. Kennan.

Pricing Committee. The Pricing Committee oversees the implementation of your fund’s policies and procedures for achieving accurate and timely pricing of the funds’ shares, including oversight of fair value determinations of individual securities made by Putnam Management or other designated agents of your fund. The Committee oversees compliance by money market funds with Rule 2a-7 under the 1940 Act, interfund transactions pursuant to Rule 17a-7 under the 1940 Act, and the correction of occasional pricing errors. The Committee also receives reports on various matters including reports on the liquidity of portfolio securities. The Committee currently consists of Messrs. Stephens (Chairperson), Hill, Leibler and Patterson.

Shareholder Communications and Relations Committee. The Shareholder Communications and Relations Committee reviews certain communications sent to fund shareholders, including shareholder reports, prospectuses, proxy statements and other materials. The Committee oversees the policies and procedures pursuant to which such shareholder communications are prepared, and the implementation by Putnam Management of such policies and procedures. The Committee reviews periodic reports regarding the costs to the funds of preparing and distributing such communications. The Committee also reviews periodic reports regarding comments and suggestions received with respect to such communications. The Committee currently consists of Mr. Putnam, III (Chairperson), Ms. Drucker and Dr. Joskow.

* How large a stake do the Trustees and nominees have in the Putnam family of funds?

The Trustees allocate their investments among the Putnam funds based on their own investment needs. The table below shows the number of shares beneficially owned by each nominee for Trustees other than Kenneth R. Leibler and the value of each nominee’s holdings in each fund and in all of the Putnam funds as of September 30, 2006. Mr. Leibler, who joined the Board of Trustees on October 12, 2006, owned no shares of these funds as of September 30, 2006. As a group, the Trustees owned shares of the Putnam funds valued at approximately $90 million as of September 30, 2006.

Putnam High Income Securities Fund
	Dollar Range
	of Putnam		Aggregate Dollar
	High Income	Shares	Range of Shares held
	Securities Fund	Beneficially	in all of the
Name of Nominee	Shares Owned	Owned	Putnam funds

Jameson A. Baxter	$10,001–$50,000	1,619.792	over $100,000

Charles B. Curtis	$1–$10,000	393.794	over $100,000

Myra R. Drucker	$1–$10,000	351.679	over $100,000

Charles E. Haldeman, Jr.	$1–$10,000	841	over $100,000

John A. Hill	$500,001–$1,000,000	71,193.838	over $100,000

Paul L. Joskow	$1–$10,000	334.178	over $100,000

Elizabeth T. Kennan	$1–$10,000	451.380	over $100,000

Robert E. Patterson	$1–$10,000	1,084.356	over $100,000

George Putnam, III	$10,001–$50,000	1670	over $100,000

W. Thomas Stephens	$1–$10,000	334.178	over $100,000

Richard B. Worley	$1–$10,000	334	over $100,000

Putnam Master Intermediate Income Trust
	Dollar Range
	of Putnam		Aggregate Dollar
	Master Intermediate	Shares	Range of Shares held
	Income Trust	Beneficially	in all of the
Name of Nominee	Shares Owned	Owned	Putnam funds

Jameson A. Baxter	$1–$10,000	461.972	over $100,000

Charles B. Curtis	$1–$10,000	118.704	over $100,000

Myra R. Drucker	$1–$10,000	104.309	over $100,000

Charles E. Haldeman, Jr.	$1–$10,000	510	over $100,000

John A. Hill	$1–$10,000	436.985	over $100,000

Paul L. Joskow	$1–$10,000	100	over $100,000

Elizabeth T. Kennan	$1–$10,000	270.436	over $100,000

Robert E. Patterson	$1–$10,000	587	over $100,000

George Putnam, III	$10,001–$50,000	2,178	over $100,000

W. Thomas Stephens	$1–$10,000	100	over $100,000

Richard B. Worley	$1–$10,000	100	over $100,000

Putnam Premier Income Trust
	Dollar Range
	of Putnam		Aggregate Dollar
	Premier	Shares	Range of Shares held
	Income Trust	Beneficially	in all of the
Name of Nominee	Shares Owned	Owned	Putnam funds

Jameson A. Baxter	$1–$10,000	496.412	over $100,000

Charles B. Curtis	$1–$10,000	241.639	over $100,000

Myra R. Drucker	$1–$10,000	210.069	over $100,000

Charles E. Haldeman, Jr.	$1–$10,000	1,005	over $100,000

John A. Hill	$10,001–$50,000	3,645.613	over $100,000

Paul L. Joskow	$1–$10,000	201.176	over $100,000

Elizabeth T. Kennan	$1–$10,000	292.060	over $100,000

Robert E. Patterson	$1–$10,000	803.529	over $100,000

George Putnam, III	$10,001–$50,000	2,505	over $100,000

W. Thomas Stephens	$1–$10,000	201.176	over $100,000

Richard B. Worley	$1–$10,000	201	over $100,000

At September 30, 2006, the Trustees and officers of these three funds as a group owned less than 1% of the outstanding shares of each fund on that date.

* What are some of the ways in which the Trustees represent shareholder interests?

Among other ways, the Trustees seek to represent shareholder interests:

• by carefully reviewing your fund’s investment performance on an individual basis with your fund’s investment team;

• by carefully reviewing the quality of the various other services provided to the funds and their shareholders by Putnam Management and its affiliates;

• by discussing with senior management of Putnam Management steps being taken to address any performance deficiencies;

• by reviewing in depth the fees paid by each fund and by negotiating with Putnam Management to ensure that such fees remain reasonable and competitive with those of comparable funds, while at the same time providing Putnam Management sufficient resources to continue to provide high quality services in the future;

• by reviewing brokerage costs and fees, allocations among brokers, soft dollar expenditures and similar expenses of the fund;

• by monitoring potential conflicts of interest between the funds and Putnam Management and its affiliates to ensure that the funds continue to be managed in the best interests of their shareholders; and

• by monitoring potential conflicts among funds managed by Putnam to ensure that shareholders continue to realize the benefits of participation in a large and diverse family of funds.

* How can shareholders communicate with the Trustees?

The Board of Trustees provides a process for shareholders to send communications to the Trustees. Shareholders may direct communications to the Board of Trustees as a whole or to specified individual Trustees by submitting them in writing to the following address:

The Putnam Funds
Attention: “Board of Trustees” or any specified Trustee(s)
One Post Office Square
Boston, Massachusetts 02109

Written communication must include the shareholder’s name, be signed by the shareholder, refer to the Putnam fund(s) in which the shareholder holds shares and include the class and number of shares held by the shareholder as of a recent date.

The Office of the Trustees will respond to all correspondence sent to Trustees. Due to the volume of correspondence, all communications are not sent directly to the Trustees; the correspondence is reviewed, summarized and presented to Trustees on a periodic basis.

* How often do the Trustees meet?

The Trustees meet each month (except August) over a two-day period to review the operations of your fund and of the other Putnam funds. A portion of these meetings is devoted to meetings of various committees of the board that focus on particular matters. Each Trustee generally attends at least two formal committee meetings during each regular meeting of the Trustees. In addition, the Trustees meet in small groups with Chief Investment Officers, Portfolio Leaders and Portfolio Members to review recent performance and the current investment climate for selected funds. These meetings ensure that each fund’s performance is reviewed in detail at least twice a year. The committees of the board, including the Executive Committee, may also meet on special occasions as the need arises. During calendar year 2005, the average Trustee participated in approximately 55 committee and board meetings.

The number of times each committee met during your fund’s last fiscal year is shown in the table below:

Putnam High Income Securities Fund

Fiscal year ended August 31, 2006

Audit and Compliance Committee*	12

Board Policy and Nominating Committee	11

Brokerage Committee**	7

Contract Committee	13

Distributions Committee	11

Executive Committee	2

Investment Oversight Committees	38

Marketing Committee***	8

Pricing Committee*	12

Shareholder Communications and Relations Committee***	8

Investment Process Committee****	7

Putnam Master Intermediate Income Trust

Fiscal year ended September 30, 2006

Audit and Compliance Committee*	13

Board Policy and Nominating Committee	11

Brokerage Committee**	7

Contract Committee	13

Distributions Committee	11

Executive Committee	2

Investment Oversight Committees	38

Marketing Committee***	8

Pricing Committee*	13

Shareholder Communications and Relations Committee***	8

Investment Process Committee****	8

Putnam Premier Income Trust

Fiscal year ended July 31, 2006

Audit and Compliance Committee*	11

Board Policy and Nominating Committee	11

Brokerage Committee**	7

Contract Committee	13

Distributions Committee	11

Executive Committee	2

Investment Oversight Committees	38

Marketing Committee***	8

Pricing Committee*	11

Shareholder Communications and Relations Committee***	8

Investment Process Committee****	7

* Effective January 2006, the responsibilities of the Audit and Pricing Committee were divided between two separate committees, the Audit and Compliance Committee and the Pricing Committee. The number of meetings shown represents the number of meetings held by the former combined Audit and Pricing Committee prior to the formation of the new committees and by the relevant new committee after its formation.

** Effective January 2006, the Brokerage and Custody Committee was renamed the Brokerage Committee.

*** Effective January 2006, the responsibilities of the Communication, Service and Marketing Committee were divided between two separate committees, the Marketing Committee and the Shareholder Communications and Relations Committee. The number of meetings shown represents the number of meetings held by the former combined Communication, Service and Marketing Committee prior to the formation of the new committees and by the relevant new committee after its formation.

****The Investment Process Committee began meeting in January 2006.

Your fund does not have a policy with respect to Trustee attendance at shareholder meetings. Although your fund’s Trustees did not attend the last annual meeting of your fund, they were represented at the meeting by their staff.

* What are the Trustees paid for their services?

Each Independent Trustee of the fund receives an annual retainer fee and additional fees for each Trustees’ meeting attended, for attendance at industry seminars and for certain compliance-related services. Independent Trustees who serve on board committees receive additional fees for attendance at certain committee meetings and for special services rendered in that connection. Independent Trustees also are reimbursed for costs incurred in connection with their services, including costs of travel, seminars and educational materials. All of the current Independent Trustees of the fund are Trustees of all the Putnam funds and receive fees for their services. Mr. Putnam, III also receives the foregoing fees for his services as Trustee.

The Trustees periodically review their fees to ensure that such fees continue to be appropriate in light of their responsibilities as well as in relation to fees paid to trustees of other mutual fund complexes. The Board Policy and Nominating Committee, which consists solely of Independent Trustees of the fund, estimates that committee and Trustee meeting time, together with the appropriate preparation, requires the equivalent of at least three business days per Trustee meeting. The following table shows the year each Trustee became a Trustee of the Putnam funds and the fees paid to each Trustee by your fund for its most recent fiscal year and the fees paid to each Trustee by all of the Putnam funds during calendar year 2005:

Putnam High Income Securities Fund Compensation Table
		Retirement	Estimated
		benefits	annual	Total
	Aggregate	accrued	benefits from	compensation
	compensation	as part	all Putnam	from all
	from the	of fund	funds upon	Putnam
Trustees/Year	fund	expenses	retirement (1)	funds (2)(3)

Jameson A. Baxter/1994(4)	$1,612	$590	$110,500	$237,250

Charles B. Curtis/2001	1,546	883	113,900	231,500

Myra R. Drucker/2004(4)	1,507	N/A	N/A	224,250

Charles E. Haldeman, Jr./2004	0	N/A	N/A	0

John A. Hill/1985(4)(5)	2,285	814	161,700	422,813

Paul L. Joskow/1997(4)	1,559	536	113,400	228,500

Elizabeth T. Kennan/1992(4)	1,609	750	108,000	229,250

Kenneth R. Leibler/2006(7)	N/A	N/A	N/A	N/A

John H. Mullin, III/1997(4)(6)	1,265	650	107,400	222,000

Robert E. Patterson/1984	1,571	450	106,500	222,000

George Putnam, III/1984(5)	1,725	409	130,300	262,750

W. Thomas Stephens/1997(4)	1,474	628	107,100	211,250

Richard B. Worley/2004	1,545	N/A	N/A	218,750

Putnam Master Intermediate Income Trust Compensation Table

Jameson A. Baxter/1994(4)	$2,150	$790	$110,500	$237,250

Charles B. Curtis/2001	2,062	1,169	113,900	231,500

Myra R. Drucker/2004(4)	2,010	N/A	N/A	224,250

Charles E. Haldeman, Jr./2004	0	N/A	N/A	0

John A. Hill/1985(4)(5)	3,046	1,089	161,700	422,813

Paul L. Joskow/1997(4)	2,080	708	113,400	228,500

Elizabeth T. Kennan/1992(4)	2,146	1,003	108,000	229,250

Kenneth R. Leibler/2006(7)	N/A	N/A	N/A	N/A

John H. Mullin, III/1997(4)(6)	1,687	874	107,400	220,000

Robert E. Patterson/1984	2,095	603	106,500	222,000

George Putnam, III/1984(5)	2,300	549	130,300	262,750

W. Thomas Stephens/1997(4)	1,966	839	107,100	211,250

Richard B. Worley/2004	2,060	N/A	N/A	218,750

Putnam Premier Income Trust Compensation Table
		Retirement	Estimated
		benefits	annual	Total
	Aggregate	accrued	benefits from	compensation
	compensation	as part	all Putnam	from all
	from the	of fund	funds upon	Putnam
Trustees/Year	fund	expenses	retirement (1)	funds (2)(3)

Jameson A. Baxter/1994(4)	$2,870	$1,047	$110,500	$237,250

Charles B. Curtis/2001	2,753	1,587	113,900	231,500

Myra R. Drucker/2004(4)	2,683	N/A	N/A	224,250

Charles E. Haldeman, Jr./2004	0	N/A	N/A	0

John A. Hill/1985(4)(5)	4,062	1,447	161,700	422,813

Paul L. Joskow/1997(4)	2,776	967	113,400	228,500

Elizabeth T. Kennan/1992(4)	2,865	1,334	108,000	229,250

Kenneth R. Leibler/2006(7)	N/A	N/A	N/A	N/A

John H. Mullin, III/1997(4)(6)	2,250	1,150	107,400	220,000

Robert E. Patterson/1984	2,797	797	106,500	222,000

George Putnam, III/1984(5)	3,069	726	130,300	262,750

W. Thomas Stephens/1997(4)	2,624	1,116	107,100	211,250

Richard B. Worley/2004	2,750	N/A	N/A	218,750

(1) Estimated benefits for each Trustee are based on Trustee fee rates for calendar years 2003, 2004 and 2005. For Mr. Mullin, the annual benefits equal the actual benefits he is currently receiving under the Retirement Plan for Trustees of the Putnam funds.

(2) As of December 31, 2005, there were 108 funds in the Putnam family. For Mr. Hill, amounts shown also include compensation for service as Chairman of TH Lee, Putnam Emerging Opportunities Portfolio, a closed-end fund advised by an affiliate of Putnam Management.

(3) Includes amounts (ranging from approximately $1,500 to $15,250 per Trustee) for which the Putnam funds were reimbursed by Putnam Management for special Board and committee meetings and additional time spent on behalf of the Putnam funds in connection with certain regulatory and investigatory matters.

(4) Certain Trustees are also owed compensation deferred pursuant to a Trustee Compensation Deferral Plan. As of the dates identified below, the total amounts of deferred compensation payable by the fund, including income earned on such amounts, to certain Trustees were:

Putnam High Income Securities Fund (August 31, 2006) Ms. Baxter — $1,936;
Ms. Drucker — $125; Mr. Hill — $8,520; Dr. Joskow — $2,269; Dr. Kennan — $136;
Mr. Mullin — $2,506; and Mr. Stephens — $214.

Putnam Master Intermediate Income Trust (September 30, 2006) Ms. Baxter — $5,147;
Ms. Drucker — $331; Mr. Hill — $22,651; Dr. Joskow — $6,037; Dr. Kennan — $360;
Mr. Mullin — $6,665; and Mr. Stephens — $571.

Putnam Premier Income Trust (July 31, 2006) Ms. Baxter — $7,885; Ms. Drucker — $509;
Mr. Hill — $34,724; Dr. Joskow — $9,354; Dr. Kennan — $552; Mr. Mullin — $9,230; and
Mr. Stephens — $872.

(5) Includes additional compensation to Messrs. Hill and Putnam, III, for service as Chairman of the Trustees and President of the Funds, respectively.

(6) Mr. Mullin retired from the Board of Trustees of the Putnam Funds on June 30, 2006.

(7) Mr. Leibler was elected to the Board of Trustees of the Putnam Funds by vote of the Trustees on October 12, 2006 and accordingly was not a Trustee of your fund during its last fiscal year.

Under a Retirement Plan for Trustees of the Putnam funds (the “Plan”), each Trustee who retires with at least five years of service as a Trustee of the funds is entitled to receive an annual retirement benefit equal to one-half of the average annual attendance and retainer fees paid to such Trustee for calendar years 2003, 2004 and 2005. This retirement benefit is payable during a Trustee’s lifetime, beginning the year following retirement, for the number of years of service through December 31, 2006. A death benefit, also available under the Plan, ensures that the Trustee and his or her beneficiaries will receive benefit payments for the lesser of an aggregate period of (i) ten years or (ii) such Trustee’s total years of service.

The Plan Administrator (currently the Board Policy and Nominating Committee) may terminate or amend the Plan at any time, but no termination or amendment will result in a reduction in the amount of benefits (i) currently being paid to a Trustee at the time of such termination or amendment, or (ii) to which a current Trustee would have been entitled had he or she retired immediately prior to such termination or amendment. The Trustees have terminated the Plan with respect to any Trustee first elected to the board after 2003.

2. APPROVAL OR DISAPPROVAL OF THE CONVERSION
OF YOUR FUND FROM CLOSED-END TO OPEN-END
STATUS AND CERTAIN RELATED AMENDMENTS TO
YOUR FUND’S AGREEMENT AND DECLARATION
OF TRUST

* What is this proposal?

Shareholders will have the opportunity to vote at the meeting on the question of whether your fund should be converted from a closed-end fund to an open-end fund. If the conversion is approved, your fund’s shares would become redeemable directly from your fund at net asset value, eliminating any discount of market price to net asset value. In order to address the organizational changes necessitated by any conversion from closed-end to open-end status, approval of this proposal would also authorize the Trustees to make such amendments to your fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) as they may deem necessary.

* Why is this question being submitted to shareholders?

Your fund’s Declaration of Trust requires that shareholders of your fund be given the opportunity to vote on a proposal to convert your fund from closed-end to open-end status if the fund’s common shares have traded at an average discount of more than 10% from their net asset value per share during the last twelve calendar weeks of the preceding fiscal year (measured as of the last trading day in each such week). The following table shows the average discount from net asset value per share at which your fund’s shares traded for the relevant period, in each case requiring that this proposal be submitted to shareholders.

		Avg.
Fund	12 Weeks Ended	Discount

Putnam High Income Securities Fund	August 25, 2006	11.97%

Putnam Master Intermediate Income Trust	September 29, 2006	12.79%

Putnam Premier Income Trust	July 28, 2006	13.64%

* What do the Trustees recommend?

The Trustees of your fund believe that the continued operation of your fund as a closed-end fund is in the best long-term interests of your fund’s shareholders. Accordingly, the Trustees of your fund unanimously recommend that shareholders vote “AGAINST” this proposal.

* Why are the Trustees recommending a vote against
a conversion?

In recommending a vote against converting your fund to open-end status, the Trustees considered the following factors:

• Potential investment advantages. The Trustees believe that your fund’s closed-end status provides potential investment advantages not available to open-end fund investors. Because your fund’s shares are not redeemable, your fund is not required to maintain short-term, lower-yielding investments in anticipation of possible redemptions, and generally can be more fully invested in higher-yielding securities. As a closed-end fund, your fund does not experience the cash flows associated with sales and redemptions of open-end fund shares, which create transaction costs that are borne by long-term shareholders. Such cash flows may at times also require temporary investment in short-term, lower-yielding securities, pending investment in longer-term, higher-yielding securities.

• Share repurchase program. Your fund’s Trustees have approved a share repurchase program (described in further detail below) that permits your fund to repurchase up to 10% of its outstanding shares at market prices over the two-year period ending October 6, 2007. The Trustees believe that share repurchases can represent an attractive investment opportunity for your fund and be an important contributor to your fund’s returns at net asset value.

• Other recent actions enhancing shareholder value. Both in response to recent discounts and as part of their general oversight responsibilities, the Trustees have since 2005 reviewed various other measures to increase shareholder value for each of the Putnam closed-end funds. Furthermore, in the case of Putnam High Income Securities Fund, the Trustees initiated changes to the fund’s management contract, which went into effect in January 2006, resulting in a reduction of the effective management fee rate from 0.75% to 0.70%, measured as a percentage of average assets of the fund. The Trustees believe that these steps have the potential to enhance shareholder returns, which in turn may support increased demand for your fund’s shares.

• Trading discounts. In reviewing the trading information for your fund, the Trustees took into account the fact that its shares have consistently traded at a discount to net asset value over the past few years. They reviewed the possible causes and effects of discounts, which are discussed at more length below, and noted that discount levels for your fund have fluctuated over the years and that, for some periods, fund shares have traded at substantially lower discounts or at premiums.

• Potential for leverage. At the 2005 Annual Meeting of Shareholders, the Trustees proposed, and shareholders approved, changes to your fund’s investment restrictions to allow your fund to employ investment leverage through borrowing to the maximum extent permitted by law. Closed-end funds commonly leverage their portfolios with the intention of increasing the yield to common shareholders. While your fund has not yet leveraged its portfolio, Putnam Management has informed the Trustees that it would consider making use of leverage under appropriate market conditions within the foreseeable future. Your fund’s ability to use leverage in seeking increased returns and yield could help in the future to reduce the discount to net asset value at which your fund’s shares may trade.

• Possible changes in fund size and expenses. Following a conversion to open-end status, redemptions by shareholders could cause your fund to shrink, in the near term, resulting in an increased expense ratio for remaining shareholders. Putnam Retail Management has advised the Trustees that your fund may experience significant net redemptions shortly following a conversion to open-end status, thereby shrinking the fund’s size and creating significant transaction costs. If shareholders approve a conversion to open-end status, the Trustees would intend to instate a redemption fee for a period of time following conversion, with the purpose of at least partly offsetting the transaction costs that may result from significant redemptions of shares. The terms of any redemption fee would be determined at a later time, but the Trustees do not expect that the fee would exceed 2% or be imposed on redemptions for a period of longer than one year following conversion.

Since open-end funds may continuously offer new shares to the public, they also have the ability to increase in size, and growth in your fund’s size following a conversion to open-end status could result in efficiencies and the ability to spread fixed costs over a larger pool of assets. In order to increase assets in the face of redemptions following a conversion, the Trustees would likely consider commencing a continuous offering of shares of your fund. In that instance, to support the marketing of fund shares, the Trustees might also recommend, subject to shareholder approval, that your fund adopt a distribution plan under Rule 12b-1 under the 1940 Act. The plan the Trustees might recommend could resemble the plans of other open-end Putnam funds, under which Putnam Retail Management, those funds’ principal underwriter, currently receives annual distribution fees of 0.25% of net assets, though the applicable plans permit fees of up to 0.35% .

If, following a conversion, your fund were to experience a significant loss of assets and corresponding increase in expenses, the Trustees might alternatively consider initiating a merger of your fund into another open-end Putnam fund with a comparable investment strategy.

* What does it mean when fund shares trade at a discount?

Since closed-end funds are not required to redeem their shares, investors in closed-end funds who wish to liquidate their investment must sell their shares in the secondary markets. To promote the availability of active secondary markets for shareholders who wish to sell their shares, your fund has listed its shares for trading on the New York Stock Exchange. Prices in these secondary markets are determined by market forces and will fluctuate over time. They will also fluctuate in relation to a fund’s net asset value. Closed-end fund shares generally trade at discounts to their net asset value but at times may trade at a premium to net asset value.

Putnam Management has advised the Trustees that discount levels for closed-end funds investing primarily in fixed-income securities — such as your fund — appear to fluctuate in relation to conditions in the broader fixed-income markets, generally increasing during periods of rising interest rates and declining during periods of falling interest rates. Accordingly, these funds may be more suitable for investors who have a longer investment horizon and who will less likely face the need to liquidate their investments under unfavorable market conditions. The existence of discounts at times may also provide attractive opportunities to investors seeking potential additional returns from reductions in discount levels between the time of their purchase and their sale.

As indicated in the tables below, while your fund’s common shares have traded at a discount to their net asset value over more recent periods, the discount has fluctuated over time, and at times your fund’s shares have traded at a premium to net asset value. In order to show the range of discounts and premiums at which your fund’s shares have historically traded, the table below presents both the highest market price and the lowest market price at which your fund’s shares closed on any trading day over the course of each full calendar year since inception, in each case expressed as a percentage discount from, or premium to, net asset value (NAV). Thus, the “Highest Market Price” column presents the lowest discount or, if the fund traded above NAV during the year, the highest premium achieved in a given year; conversely, the “Lowest Market Price” column presents the highest discount or, if the fund only traded above NAV during the year, the lowest premium. In addition, the

“Average Discount/Premium” column presents the average daily differential between market price and net asset value over the course of each full calendar year since inception.

Putnam High Income Securities Fund
	Highest Market	Lowest Market	Average
	Price (relative	Price (relative	Discount/
Calendar Year	to NAV)	to NAV)	Premium

2005	–6.91%	–14.97%	–10.63%

2004	–5.34%	–15.63%	–9.15%

2003	2.48%	–9.98%	–3.65%

2002	5.30%	–10.85%	–1.45%

2001	8.22%	–11.21%	–0.92%

2000	1.54%	–19.52%	–8.91%

1999	13.10%	–19.50%	1.08%

1998	21.63%	0.74%	10.38%

1997	13.87%	–0.72%	3.82%

1996	10.06%	–2.26%	4.53%

1995	9.80%	–0.54%	4.61%

1994	9.32%	–6.11%	3.13%

1993	14.65%	–10.07%	5.75%

1992	11.92%	–4.07%	3.81%

1991	13.49%	–14.01%	0.24%

1990	–5.63%	–21.64%	–12.10%

1989	–3.50%	–13.43%	–7.83%

1988	8.23%	–9.33%	–2.21%

Putnam Master Intermediate Income Trust
	Highest Market	Lowest Market	Average
	Price (relative	Price (relative	Discount/
Calendar Year	to NAV)	to NAV)	Premium

2005	–7.44%	–15.19%	–10.66%

2004	–4.15%	–12.41%	–7.65%

2003	2.47%	–10.97%	–6.09%

2002	2.72%	–8.94%	–2.91%

2001	–1.75%	–11.45%	–5.72%

2000	–7.88%	–23.33%	–14.89%

1999	1.56%	–21.98%	–8.83%

1998	0.78%	–10.51%	–5.14%

1997	–3.07%	–13.49%	–8.52%

1996	–8.11%	–14.40%	–11.82%

1995	–7.58%	–15.75%	–11.49%

1994	–5.23%	–16.04%	–9.64%

1993	–1.32%	–9.52%	–4.74%

1992	3.56%	–9.12%	–2.64%

1991	–2.08%	–13.40%	–6.69%

1990	–2.42%	–20.35%	–11.63%

1989	2.39%	–10.71%	–2.86%

1988	7.87%	–6.91%	0.54%

Putnam Premier Income Trust
	Highest Market	Lowest Market	Average
	Price (relative	Price (relative	Discount/
Calendar Year	to NAV)	to NAV)	Premium

2005	–7.82%	–15.20%	–11.60%

2004	–5.83%	–13.54%	–9.54%

2003	3.72%	–10.90%	–5.00%

2002	3.25%	–9.95%	–2.73%

2001	–0.29%	–11.69%	–5.40%

2000	–8.43%	–23.25%	–14.65%

1999	3.52%	–21.25%	–4.83%

1998	5.99%	–10.21%	–1.82%

1997	–1.13%	–13.25%	–6.20%

1996	–8.78%	–13.65%	–11.20%

1995	–5.90%	–14.26%	–10.84%

1994	–3.73%	–16.25%	–9.18%

1993	–1.99%	–10.22%	–5.94%

1992	4.29%	–9.25%	–2.39%

1991	–0.06%	–12.20%	–5.67%

1990	–1.59%	–19.97%	–11.54%

1989	8.32%	–9.36%	2.71%

1988	10.50%	–2.26%	6.01%

* How do the Trustees monitor and address trading discounts?

The Trustees carefully monitor the trading prices of your fund’s shares, recognizing that trading prices and discounts will fluctuate over time. At times when the fund trades at a material discount for an extended period of time, the Trustees may examine possible factors contributing to the situation and consider a broad range of possible actions in an effort to reduce or eliminate the discount. Such actions that could be implemented consistent with your fund’s closed-end structure might include:

• Communications with the marketplace regarding the benefits of investing in the fund in an effort to increase investor demand for the fund’s shares;

• Repurchases by the fund of its shares at prevailing market prices; and

• Tender offers by the fund to repurchase its shares at net asset value (or at a price above market and below net asset value).

It is possible that these actions may have a temporary effect on a fund’s trading discount, although there is little industry experience that would suggest a long-term impact. Repurchases of shares, whether in the market or in tender offers, reduce the fund’s size and may result in an increase in the fund’s expense ratio. To the extent that shares are repurchased at prices below net asset value, however, such repurchases will enhance the net asset value of the fund’s remaining shares and the total return at net asset value for the remaining shareholders.

Recognizing this benefit, the Trustees have authorized all of the Putnam closed-end funds, including your fund, to repurchase up to 10% of their outstanding shares (based on shares outstanding as of October 7, 2005) at market prices. The Trustees first authorized the repurchase program in October 2005 to permit repurchases of up to 5% of each fund’s outstanding shares, and in March 2006 they voted to increase the repurchase limit to 10% of each fund’s outstanding shares. Originally set to expire in October 2006, the program was recently extended by the Trustees until October 6, 2007. The Trustees authorized the extension of the program after reviewing the program’s impact on investment performance and trading discounts. This review included information provided by Putnam Management regarding the increases in the net asset value of remaining shares caused by share repurchases. The table below shows the aggregate increase in the net asset value of remaining shares caused by repurchases for less than net asset value, as well as the approximate contribution of the share repurchase program to your fund’s returns at net asset value from October 25, 2005 (the date shares were first repurchased) through September 30, 2006.

		Contribution
	Total	to Returns at	Actual Total
	Contribution	Net Asset	Returns at Net
	to NAV ($)	Value	Asset Value

Putnam High Income
Securities Fund	$ 959,374	0.50%	12.02%

Putnam Master Intermediate
Income Trust	5,969,640	0.88	6.47

Putnam Premier Income Trust	11,044,748	0.83	6.70

The Trustees believe that the record of the repurchase program to date supports the assertion that share repurchases represent attractive investment opportunities for the funds. Of course, past performance is no guarantee of future results. In addition, there is no guarantee that share repurchases will cause the market price of your fund’s shares to increase or narrow any existing discounts. The Trustees will continue to monitor the repurchase program and review its impact on the funds’ investment performance and on trading discounts.

To date, the Trustees have not authorized tender offers but may consider that alternative in the future.

In considering these actions and the current proposal, the Trustees have considered the fact that all shareholders who purchased your fund’s shares presumably made their choice from among a broad array of available investment products available in the marketplace, with an understanding of the potential advantages and disadvantages of closed-end funds. Thus, in considering whether to recommend a fundamental change in the structure of the fund and its investment characteristics, the Trustees have considered whether the closed-end structure of the fund continues to offer the investment advantages contemplated when the fund was originally offered to the marketplace. Especially in light of the recent steps to enhance shareholder returns described above, the Trustees have concluded that the fund remains a viable investment vehicle and that recent discount levels do not currently justify abandoning the advantages of the closed-end structure by converting your fund to open-end status.

* How has your fund performed?

The following table summarizes the annualized total return of your fund for the periods shown based on the net asset value and the market price of its shares. The table also shows the performance of your fund’s primary benchmark index and the average performance of funds in your fund’s peer group of closed-end funds as determined by Lipper Inc., an independent fund rating agency. Of course, past performance is no guarantee of future returns.

Total Return (Annualized) for Periods Ended September 30, 2006*
	1 year	3 years	5 years	10 years

Putnam High Income Securities Fund
Net Asset Value	10.19%	11.80%	13.57%	8.71%

Market Price	11.25	9.73	11.28	6.80

Merrill Lynch All-Convertibles
Speculative Quality Index	10.12	11.60	12.18	9.39

Lipper Convertible Securities
Funds (closed end) Average	7.82	10.14	7.42	7.12

Total Return (Annualized) for Periods Ended September 30, 2006
	1 year	3 years	5 years	10 years

Putnam Master Intermediate Income Trust
Net Asset Value	6.01%	7.14%	9.07%	6.33%

Market Price	4.17	5.22	7.70	6.26

Lehman Government/Credit Bond Index	3.33	3.08	4.97	6.47

Lipper Flexible Income Funds
(closed end) Average	5.56	7.24	8.94	5.58

Total Return (Annualized) for Periods Ended September 30, 2006
	1 year	3 years	5 years	10 years

Putnam Premier Income Trust
Net Asset Value	6.17%	8.05%	9.71%	6.52%

Market Price	5.51	6.23	8.34	6.46

Lehman Government Bond Index	3.30	2.76	4.34	6.23

Lipper Flexible Income Funds
(closed end) Average	5.56	7.24	8.94	5.58

* Returns for periods ended September 30, 2006 only partially reflect the impact of a reduction by 0.05% (of average assets) in the management fees payable by Putnam High Income Securities Fund that went into effect on January 1, 2006. This fee reduction will have a corresponding effect of reducing the fund’s total expenses (measured as a percentage of average assets) by 0.05% .

As the table above indicates, each fund’s returns both at net asset value and (except for Putnam High Income Securities Fund) at market price exceeded the fund’s benchmark for most periods. Because performance at market price reflects the impact of market forces, which are inherently unpredictable, the Trustees consider performance at net asset value to be more indicative of the long-term investment opportunity offered by your fund. In addition, each fund’s returns at net asset value, at as indicated in the table, have been higher than the average (calculated at net asset value) for the fund’s Lipper peer group of unleveraged closed-end debt funds for most periods.

The Trustees believe that shareholders should evaluate your fund’s investment performance, both at net asset value and at market price, in light of the fund’s stated investment objective(s):

• Putnam High Income Securities Fund: High current income (primary objective); capital appreciation (secondary objective).

• Putnam Master Intermediate Income Trust: High current income and relative stability of net asset value.

• Putnam Premier Income Trust: High current income.

Putnam Management has advised the Trustees that, consistent with the fund’s investment objective(s), it manages your fund’s portfolio in a way that seeks to balance the pursuit of investment yield against the risks to principal that might result from an undue focus on yield alone. This means that your fund will not necessarily invest in the highest yielding securities available in the marketplace or engage in maximum permitted leverage if doing so would involve undue risk of loss of principal due to possible credit defaults or interest rate changes. Thus, there may be times when your fund’s portfolio will generate an investment yield that is lower than that of some competing investment products that are willing to accept greater risk. Since investment yields appear to be an important factor in influencing market prices, this approach may at times contribute to discount levels that are higher than those of competing products. Over longer periods of time, however, Putnam Management believes that this approach to managing risk should produce less principal volatility and higher overall investment returns. There is, of course, no guarantee that this will be the case.

* What are additional differences between a closed-end and
open-end fund?

In addition to the differences outlined above, shareholders evaluating this proposal may wish to consider the following:

• Investment flexibility. Because they are required to maintain the ability to honor redemption requests, open-funds are prohibited by the 1940 Act from investing more than 15% of their assets in securities that are deemed illiquid. Closed-end funds are not subject to this restriction.

• Annual shareholder meetings. Your fund is currently required by the rules of the New York Stock Exchange to hold annual meetings of shareholders. Conversion of your fund to open-end status would result in termination of the fund’s listing on the New York Stock Exchange, with the result that your fund would no longer be required to hold annual meetings. The open-end Putnam funds have committed to holding shareholder meetings for the purpose of electing their Trustees at least every five years (beginning in 2004).

• Dividend reinvestment. Shareholders of your fund currently have the option of participating in the fund’s Dividend Reinvestment Plan, under which cash distributions paid by your fund are generally reinvested through the purchase of additional fund shares at market prices, which currently reflect a discount from net asset value. (At times when your fund’s shares are trading at a premium over their net asset value, such reinvestments are made at the higher of net asset value or 95% of market value.) Shareholders of open-end Putnam funds have the option to reinvest their distributions in additional shares at net asset value at all times. If the fund were to convert to open-end status, shareholders would no longer be able to reinvest dividends at a price below net asset value per share during times when shares are trading at a discount to net asset value.

• Exchange privileges. Shareholders of open-end funds in the Putnam family of funds currently have the privilege of exchanging their investment at net asset value and without sales charges for shares of the same class of more than 65 open-end funds in the Putnam group. Shareholders of your fund do not have that privilege.

* What changes to your fund’s Declaration of Trust and other effects would follow if shareholders vote to convert the fund to open-end status?

Conversion of your fund from a closed-end to an open-end fund would require certain changes to your fund’s Declaration of Trust and, therefore, a vote in favor of such conversion would also authorize the Trustees to amend your fund’s Declaration of Trust to reflect such changes. These changes would bring your fund’s Declaration of Trust more in line with most other Putnam open-end funds.

The Declaration of Trust would be amended to require your fund to purchase all shares offered to it for redemption at a price equal to the net asset value of the shares next determined, less any redemption charge fixed by the Trustees. In addition, to the extent permitted by applicable law, the fund would be authorized, at its option, to redeem shares held in a shareholder’s account at net asset value if at any time a shareholder owned shares in an amount either less than or greater than, as the case may be, an amount determined by the Trustees. Notwithstanding this provision, all shares would be redeemable at a shareholder’s option.

The Declaration of Trust would also be amended to eliminate certain provisions that relate specifically to the fund’s closed-end status, such as the conversion provision that has necessitated this proposal. In addition, if shareholders were to vote to convert your fund to open-end status, the provision in your fund’s Declaration of Trust requiring that Trustees be elected annually at the annual shareholder meeting or at a special meeting in lieu thereof would be eliminated. The Trustees would also make certain necessary technical and non-material changes to the Declaration of Trust.

Certain legal, accounting and other costs would be incurred in connection with the conversion of your fund to open-end status. These costs are not expected to exceed an amount equal to 0.5% of your fund’s current net assets.

* What is the voting requirement for approving the conversion?

Approval of the conversion of your fund to open-end status and of the related amendments to each fund’s Declaration of Trust requires the “yes” vote of a majority of the fund’s outstanding common shares.

If such conversion is approved, the conversion would become effective following compliance with all necessary regulatory requirements under federal and state law. Your fund would seek to complete this process as soon as reasonably practicable. Prior to the conversion, the common shares of your fund would continue to be listed and traded on the New York Stock Exchange.

* If the conversion is not approved, will your fund continue in its current form?

Yes. In the event that shareholders do not approve the conversion of your fund to open-end status, your fund would continue to operate as a closed-end fund. Shareholders would be given the opportunity to vote on a proposed conversion to open-end status in future years if your fund’s shares again trade at discounts sufficient to meet the requirement of the Declaration of Trust described above.

The Trustees believe that the continued operation of your fund as a closed-end fund is in the best long-term interests of your fund’s shareholders, and unanimously recommend a vote against the conversion of your fund to open-end status at this time.

Further Information About Voting and the Meeting

Quorum and Methods of Tabulation. The shareholders of each fund vote separately with respect to each proposal. In the case of each fund, a majority of the shares entitled to vote constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting. The tellers will count the total number of votes cast “for” approval of a proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. In certain circumstances in which the fund has received sufficient votes to approve a matter being recommended for approval by the fund’s Trustees, the fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal. With respect to the election of Trustees, neither abstentions nor broker non-votes have an effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on a proposal.

Shareholders who object to any proposal in this Proxy Statement will not be entitled under Massachusetts law or your fund’s Agreement and Declaration of Trust to demand payment for, or an appraisal of, their shares.

Other business. The Trustees know of no matters other than those set forth herein to be brought before the meeting. If, however, any other matters properly come before the Meeting, proxies will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

Simultaneous meetings. The meeting of shareholders of your fund is called to be held at the same time as the meetings of shareholders of certain of the other Putnam funds. It is anticipated that all meetings will be held simultaneously.

If any shareholder at the meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meeting to a time promptly after the simultaneous meetings, the persons named as proxies will vote in favor of such adjournment.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company and Putnam Retail Management may solicit proxies in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders’ identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Management has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize the proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders’ instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Shareholders have the opportunity to submit their voting instructions via the Internet by utilizing a program provided by a third party vendor hired by Putnam Management or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. To use the Internet, please access the Internet address listed on your proxy card and follow the instructions on the Internet site. To record your voting instructions via automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholders.

Your fund’s Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained at its own expense The Altman Group, Inc., 60 East Street, Suite 405, New York, NY, 10165 to aid in the solicitation of instructions for registered and nominee accounts, for a fee not to exceed $1,000, per fund. The expenses of the preparation of proxy statements and related materials, including printing and delivery costs, are borne by each fund.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions via the Internet, (iv) in the case of brokers and nominees, by submitting written instructions to your fund’s solicitation agent or the applicable record shareholder or (v) by attending the meeting and voting in person.

Date for receipt of shareholders’ proposals for the next annual meeting. It is currently anticipated that your fund’s next annual meeting of shareholders will be held in January 2008.

The Trustees of your fund reserve the right to set an earlier or later date of the 2008 meeting. Shareholder proposals to be included in the proxy statement for that meeting must be received by your fund on or before July 23, 2007. In order for a shareholder proposal to be included in the proxy statement, both the submitting shareholder and the proposal itself must satisfy the requirements set forth in Rule 14a-8 under the 1934 Act. Shareholders who wish to make a proposal at the January 2008 annual meeting — other than one that will be included in the fund’s proxy materials — should notify the fund no later than October 6, 2007. Shareholders who wish to propose one or more nominees for election as Trustees, or to make a proposal fixing the number of Trustees, at the January 2008 annual meeting must provide written notice to the fund (including all required information) so that such notice is received in good order by the fund no earlier than October 13, 2007 and no later than November 12, 2007.

Adjournment. If sufficient votes in favor of any of the proposals set forth in the Notice of Annual Meeting of Shareholders are not received by the time scheduled for the meeting or if the quorum required for the proposal has not been met, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposals. They will vote against any such adjournment those proxies required to be voted against the proposals. Your fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Duplicate mailings. As permitted by SEC rules, Putnam’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy ballots will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement or any annual or semi-annual shareholder report, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 41203, Providence, Rhode Island 02940-1203.

Financial information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund’s Annual Report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. Such requests may be directed to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-1581.

Fund Information

Putnam Investments. Putnam Investment Management, LLC, your fund’s investment manager and administrator, is a subsidiary of Putnam, LLC (Putnam Investments). Putnam Investments is a wholly-owned subsidiary of Putnam Investments Trust, a holding company that, except for a minority stake owned by employees, is in turn owned by Marsh & McLennan Companies, Inc., a leading professional services firm that includes risk and insurance services, investment management and consulting businesses.

The address of each of Putnam Investments Trust, Putnam Investments and Putnam Investment Management, LLC, is One Post Office Square, Boston, Massachusetts 02109. The address of the executive offices of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036. Charles E. Haldeman, Jr. is the President and Chief Executive Officer of Putnam Investments. His address is One Post Office Square, Boston, MA 02109.

Mr. Haldeman is a stockholder of Putnam Investments Trust. On March 15, 2005, Putnam Investments Trust granted Mr. Haldeman 210,635 shares of Class B Common Stock pursuant to the Putnam Investments Trust Equity Partnership Plan. With respect to this grant, Mr. Haldeman’s shares vest over a four-year period, with 25% of the shares vesting on each anniversary of the grant, although vesting may be accelerated under certain circumstances if Mr. Haldeman’s employment with Putnam terminates. On September 29, 2005, Mr. Haldeman participated in the Putnam Option Exchange Program in which holders of eligible options to purchase Class B Common Stock were permitted to elect to exchange their options for restricted shares of Class B Common Stock with a value equal to the value of the exchanged options. Mr. Haldeman was granted 14,226 restricted shares of Class B Common Stock in exchange for an option to purchase 99,200 shares of Class B Common Stock. On March 15, 2006, Putnam Investments Trust granted Mr. Haldeman 111,693 restricted shares of Class B Common Stock for his performance in 2005. With respect to such grant, Mr. Haldeman’s shares vest over a four-year period, with 25% of the shares vesting on each anniversary of the grant. On March 15, 2006, Mr. Haldeman received an additional grant of 314,136 restricted shares of Class B Common Stock and an option to purchase 510,638 shares as a special grant as a result of his employment contract with

Marsh & McLennan Companies, Inc. With respect to each 2006 grant, Mr. Haldeman’s shares vest 10%, 20%, 30% and 40% over the next 4 years, subject to acceleration provisions based on investment performance.

Putnam Investments Limited. Putnam Investments Limited, which has been retained by Putnam Investment Management, LLC as investment sub-manager with respect to a portion of the assets of each fund, is a subsidiary of The Putnam Advisory Company, LLC, which is owned by Putnam Advisory Company LP, a subsidiary of Putnam Investments. Putnam Advisory Company LP’s general partner is Putnam Advisory Company GP, Inc. Putnam Advisory Company GP, Inc. is a wholly-owned subsidiary of Putnam Investments, which is also the sole limited partner of Putnam Advisory Company LP.

The address of Putnam Investments Limited is Cassini House, 57–59 St. James Street, London, England, SW1A 1LD. The address of each of The Putnam Advisory Company, LLC, Putnam Advisory Company LP, and Putnam Advisory Company GP, Inc. is One Post Office Square, Boston, Massachusetts 02109.

Putnam Fiduciary Trust Company. Putnam Fiduciary Trust Company, your fund’s investor servicing agent and custodian, is a subsidiary of Putnam Investments. Its address is One Post Office Square, Boston, Massachusetts 02109.

For its most recent fiscal year, the funds paid Putnam Fiduciary Trust Company aggregate fees as follows, in each case excluding custody credits and investor servicing credits:

Fund/Fiscal Year-End	Fee

Putnam High Income Securities Fund (August 31, 2006)	$ 233,639

Putnam Master Intermediate Income Trust (September 30, 2005)*	680,125

Putnam Premier Income Trust (July 31, 2006)	1,043,748

* Fee information for the fiscal year ended September 30, 2006 was not available as of the date of this proxy statement.

Litigation. Exhibit A to this proxy statement describes the pending legal proceedings in which the Trustees have been named as parties adverse to some or all of your funds.

Limitation of Trustee liability. Your fund’s Agreement and Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Independent Registered Public Accounting Firm. As set forth in the table below, the Audit and Compliance Committee and the full Board of Trustees have selected PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110, or KPMG LLP, 99 High Street, Boston, Massachusetts 02110, to serve as the independent registered public accounting firm for each fund’s current fiscal year. Representatives of PricewaterhouseCoopers LLP and KPMG LLP are expected to be present at the meeting of shareholders of the funds to make statements and to respond to appropriate questions.

The following table presents fees billed in each of the last two fiscal years for services rendered to each fund by the fund’s independent registered public accounting firm:

		Audit-		All
	Audit	Related	Tax	Other
Fiscal year ended	Fees	Fees	Fees	Fees

Putnam High Income Securities Fund
(PricewaterhouseCoopers LLP)
August 31, 2006	$100,437	$51	$9,504	$215
August 31, 2005	70,572	5,500**	9,006	13

Putnam Master Intermediate Income Trust*
(KPMG LLP)
September 30, 2005	42,292	0	4,192	0
September 30, 2004	43,250	0	4,150	126

Putnam Premier Income Trust
(KPMG LLP)
July 31, 2006	65,580	0	4,680	862
July 31, 2005	42,192	18,000**	4,192	0

* Fee information for the fiscal year ended in September 30, 2006 was not available as of the date of this proxy statement.

** Includes fees billed to the fund for services relating to one or more fund mergers. A portion of such fees was paid by Putnam Management.

Audit Fees represents fees billed for a fund’s last two fiscal years.

Audit-Related Fees represents fees billed in a fund’s last two fiscal years for services traditionally performed by the fund’s auditor, including accounting consultation for proposed transactions or concerning financial accounting and reporting standards and other audit or attest services not required by statute or regulation.

Tax Fees represent fees billed in the fund’s last two fiscal years for tax compliance, tax planning and tax advice services. Tax planning and tax advice services include assistance with tax audits, employee benefit plans and requests for rulings or technical advice from taxing authorities.

All Other Fees represents fees billed for services relating to valuation of derivative securities, an analysis of recordkeeping fees, fund expense processing, expense allocation methodology and interfund trading.

The following table presents the amounts KPMG LLP or PricewaterhouseCoopers LLP billed for aggregate non-audit fees in each of the last two fiscal years to each fund, Putnam Management and any entity controlling, controlled by or under common control with Putnam Management that provides ongoing services to the fund:

Fiscal year ended

Putnam High Income Securities Fund
(PricewaterhouseCoopers LLP)
August 31, 2006	$279,442
August 31, 2005	202,266

Putnam Master Intermediate Income Trust*
(KPMG LLP)
September 30, 2005	$ 4,192
September 30, 2004	4,276

Putnam Premier Income Trust
(KPMG LLP)
July 31, 2006	$ 5,542
July 31, 2005	22,192

* Fee information for the fiscal year ended September 30, 2006 was not available as of the date of this proxy statement.

Pre-Approval Policies of the Audit and Compliance Committee.

The Audit and Compliance Committee has determined that all work performed for the funds by the funds’ independent auditors will be pre-approved by the Committee itself and thus will generally not be subject to pre-approval procedures.

The Audit and Compliance Committee also has adopted a policy to pre-approve the engagement by Putnam Management and certain of its affiliates of the funds’ independent auditors, even in circumstances where pre-approval is not required by applicable law. Any such requests by Putnam Management or certain of its affiliates are typically submitted in writing to the Committee and explain, among other things, the nature of the proposed engagement, the estimated fees and why this work should be performed by that particular audit firm as opposed to another one. In reviewing such requests, the Committee considers, among other things, whether the provision of such services by the audit firm is compatible with the independence of the audit firm.

The table below presents the amounts billed by PricewaterhouseCoopers LLP to Putnam High Income Securities Fund in the last two fiscal years for services that were required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X. No such services were provided to Putnam Master Intermediate Income Trust or Putnam Premier Income Trust in the last two fiscal years.

Total
	Audit-		All	Non-
	Related	Tax	Other	Audit
Fiscal year ended	Fees	Fees	Fees	Fees

Putnam High Income Securities Fund
(PricewaterhouseCoopers LLP)
August 31, 2006	$—	$153,160	$—	$—
August 31, 2005	—	—	—	—

For purposes of this table, Tax Fees represents fees billed for advisory services relating to the impact of the American Jobs Creation Act of 2004.

The Audit and Compliance Committee of your fund has submitted the following report:

The Audit and Compliance Committee has reviewed and discussed with management of your fund the audited financial statements for the last fiscal year. The Audit and Compliance Committee has discussed with your fund’s independent auditors the matters required to be discussed by Statements on Auditing Standard No. 61 (SAS 61). SAS 61 requires independent auditors to communicate to the Audit and Pricing Committee matters including, if applicable: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates and (4) disagreements with management over the application of accounting principles and certain other matters. The Audit and Compliance Committee has received the written disclosures and the letter from your fund’s independent auditors required by the SEC’s Independence Standards Board Standard No. 1 (among other things, requiring auditors to make written disclosures to and discuss with the Audit and Compliance Committee various matters relating to the auditor’s independence), and has discussed with such accountants the independence of such accountants. Based on the foregoing review and discussions, the Audit and Compliance Committee recommended to the Trustees that the audited financial statements for the last fiscal year be included in your fund’s annual report to shareholders for the last fiscal year.

Robert E. Patterson (Chairperson)
John A. Hill
Kenneth R. Leibler
W. Thomas Stephens

Officers and other information. All of the officers of your fund, with the exception of George Putnam, III, the fund’s President, are employees of Putnam Management or its affiliates or serve on the staff of the Office of the Trustees. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., the parent corporation of Putnam Investments Trust and indirectly of Putnam Investments, Messrs. Haldeman and Putnam, III, as well as the officers of your fund, will benefit from the management fees, underwriting commissions, custodian fees, and investor servicing fees paid or allowed by the fund. In addition to Mr. Putnam, III, the other officers of each fund are as follows:

Year first
Name, Year of birth,	elected to	Business experience
Office with the fund	office	during past 5 years

Charles E. Porter (Born 1938)*	1989	Executive Vice President,
Executive Vice President,		Associate Treasurer,
Associate Treasurer, Principal		Principal Executive Officer
Executive Officer and		and Compliance Liaison,
Compliance Liaison		The Putnam Funds

Jonathan S. Horwitz (Born 1955)*	2004	Senior Vice President and
Senior Vice President		Treasurer, The Putnam
and Treasurer		Funds. Prior to 2004,
Managing Director,
Putnam Investments

Steven D. Krichmar (Born 1958)	2002	Senior Managing Director,
Vice President and		Putnam Investments.
Principal Financial Officer		Prior to 2001, Mr. Krichmar
was a Partner at
PricewaterhouseCoopers,
LLP

Michael T. Healy (Born 1958)	2000	Managing Director, Putnam
Assistant Treasurer and		Investments
Principal Accounting Officer

Janet C. Smith (Born 1965)	2006	Managing Director,
Assistant Treasurer		Putnam Investments

Beth Mazor (Born 1958)	2002	Managing Director,
Vice President		Putnam Investments

	Year first
Name, Year of birth,	elected to	Business experience
Office with the fund	office	during past 5 years

Mark C. Trenchard (Born 1962)	2002	Managing Director,
Vice President and		Putnam Investments
BSA Compliance Officer

Francis J. McNamara, III (Born 1955)	2004	Senior Managing Director,
Vice President and		Putnam Investments,
Chief Legal Officer		Putnam Management
		and Putnam Retail
		Management. Prior to 2004,
		Mr. McNamara was General
		Counsel of State Street
		Research & Management

Charles A. Ruys de Perez (Born 1957)	2004	Managing Director, Putnam
Vice President and		Investments
Chief Compliance Officer

James P. Pappas (Born 1953)	2004	Managing Director, Putnam
Vice President		Investments and Putnam
		Management. During 2002,
		Mr. Pappas was Chief
		Operating Officer of
		Atalanta/Sosnoff Manage-
		ment Corporation. Prior
		to 2001 he was President
		and Chief Executive Officer
		of UAM Investment
		Services, Inc.

Richard S. Robie III (Born 1960)	2004	Senior Managing Director,
Vice President		Putnam Investments,
		Putnam Management and
		Putnam Retail Management.
		Prior to 2003, Mr. Robie
		was Senior Vice President
		of United Asset
		Management Corporation

Year first
Name, Year of birth,	elected to	Business experience
Office with the fund	office	during past 5 years

Judith Cohen (Born 1945)*	1993	Vice President, Clerk and
Vice President, Clerk		Assistant Treasurer,
and Assistant Treasurer		The Putnam Funds

Wanda M. McManus (Born 1947)*	1993	Vice President, Senior
Vice President, Senior Associate		Associate Treasurer and
Treasurer and Assistant Clerk		Assistant Clerk, The
Putnam Funds

Nancy E. Florek (Born 1957)*	2000	Vice President, Assistant
Vice President, Assistant Clerk,		Clerk, Assistant Treasurer
Assistant Treasurer and		and Proxy Manager, The
Proxy Manager, The Putnam Funds		Putnam Funds

* Officers of each fund who are members of the Trustees’ independent administrative staff. Compensation for these individuals is fixed by the Trustees and reimbursed to Putnam Management.

Net assets of your fund as of September 30, 2006

Putnam High Income Securities Fund	$ 191,341,164

Putnam Master Intermediate Income Trust	664,637,784

Putnam Premier Income Trust	1,307,208,662

Shares outstanding of your fund as of October 16, 2006*

Putnam High Income Securities Fund	21,555,372.171

Putnam Master Intermediate Income Trust	93,823,560.759

Putnam Premier Income Trust	183,319,830.628

* Includes shares repurchased by the fund in trades that had not settled as of October 16, 2006.

5% beneficial ownership:

As of September 30, 2006, except as noted below, to the knowledge of the fund, no person owned beneficially or of record 5% or more of any class of shares of each fund.

Putnam High Income Securities Fund

Cede & Company*	20,281,470 common shares
20 Bowling Green	(94.00% of outstanding common shares)
New York, NY 10004-1408

Putnam Master Intermediate Income Trust

Cede & Company*	89,634,365 common shares
20 Bowling Green	(95.30% of outstanding common shares)
New York, NY 10004-1408

Putnam Premier Income Trust

Cede & Company*	172,004,797 common shares
20 Bowling Green	(93.60% of outstanding common shares)
New York, NY 10004-1408

* Believed to hold shares only as nominee.

EXHIBIT A

Litigation

1. Multi-District Litigation

From November 2003 through March 2004, several lawsuits were filed in different states alleging that the Putnam Trustees and other Putnam-related defendants permitted, failed to disclose and/or failed to prevent market timing, short-term trading and/or late trading in the Putnam Funds. The Plaintiffs in the various cases asserted different combinations of the following claims: violations of § 36 of the 1940 Act; § 206 of the Investment Advisers Act of 1940; § 10(b) of the 1934 Act and Rule 10b-5; § 20(a) of the 1934 Act; breach of fiduciary duty; aiding and abetting breach of fiduciary duty; civil conspiracy; abuse of control; gross mismanagement; waste of corporate assets; and unjust enrichment. The plaintiffs generally sought injunctive relief including removal of the current Trustees and fund managers, disgorgement of profits, monetary damages, punitive damages, and attorneys’ fees and costs.

The actions described above were transferred to the United States District Court for the District of Maryland and consolidated for pre-trial proceedings in the Special Multi-District Litigation (“MDL”) Proceeding (In re: Mutual Funds Litigation, 04-MD-15863) created for actions involving market timing issues against mutual fund complexes. Two consolidated amended derivative complaints have been filed in the Putnam Subtrack of the MDL, and the complaint involving the Putnam Trustees and the Putnam Funds is described as follows:

The lead plaintiff named below alleged that the defendants engaged in, permitted, and/or failed to prevent market timing and late trading in the Putnam Funds. The plaintiffs claimed violations of §§ 36, 47 and 48 of the 1940 Act, violations of §§ 206 and 215 of the Investment Advisers Act of 1940, breach of fiduciary duty, breach of contract, aiding and abetting breach of fiduciary duty, unjust enrichment, interference with contract and civil conspiracy. The plaintiffs sought, among other things, injunctive relief including removal of the current Trustees, removal of the adviser and distributor defendants, rescission of the management and other contracts, disgorgement of profits, monetary damages, punitive damages and attorneys’ fees and costs. In 2006, the Court dismissed all of the plaintiffs’ claims except the claim asserted under §36 of the

1940 Act. Furthermore, the plaintiffs’ claims against the Trustees of the Putnam Funds have been dismissed.

Consolidated
Amended
Derivative
Complaint
Case Name	Defendants	Court	Filing Date

In re: Mutual Funds	Putnam Trustees[1]	United States	September 29,
Investment Litigation	Putnam Management[2]	District Court for	2004
	Putnam Retail	the District of
Lead Case:	Management, LP	Maryland
Zuber (derivatively on	Putnam Retail
behalf of the Putnam	Management, GP, Inc.
Family of Funds) v.	Putnam Fiduciary Trust Co.
Putnam Investment	Charles E. Porter
Management LLC	Patricia C. Flaherty
William H. Woolverton
Justin M. Scott
Omid Kamshad
Geirluv Lode
Carmel Peters
Putnam Funds[3] (nominal)

2. State Court Case

The plaintiff named below alleges that defendants failed to prevent the disclosure of confidential information concerning the identity of securities, the practice of late trading by selected investors, time-trading by selected investors and insider trading by Company Directors, officers and or employees. The plaintiff claims breach of fiduciary duty.

Case Name	Defendants	Court	Date Instituted

Stern (derivative on	Putnam Funds[3]	Supreme Court	December 17,
behalf of Marsh &	Putnam Management[2]	of the State of	2003
McLennan) v.	Jeffrey Greenberg	New York
Greenberg, et. al,	Mathis Cabaillavetta
Marsh Directors[4]
Lawrence Lasser

1 The “Putnam Trustees” include current Trustees Jameson Adkins Baxter, Charles B. Curtis, John A Hill, Paul L. Joskow, Elizabeth T. Kennan, John H. Mullin, III, Robert E. Patterson, George Putnam, III, and W. Thomas Stephens, and former Trustees Ronald J. Jackson, Lawrence J. Lasser, W. Nicholas Thorndike, and A.J.C. Smith.

2 “Putnam Management” includes Putnam Investment Trust, Putnam Investment Management, LLC, Putnam, LLC, and/or Marsh & McLennan Companies, Inc.

3 “Putnam Funds” includes any and/or all registered investment companies managed by Putnam Management.

4 The “Marsh Directors” are Charles Davis, Lewis Bernard, Peter Coster, Robert Ebruru, Oscar Fanjul, Ray Groves, Stephen Hardis, Gwendolyn King, Lord Lang of Monkton, David Olsen, Morton Shapiro, Adele Simmons, and A.J.C. Smith.

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The Putnam Funds
One Post Office Square
Boston, Massachusetts 02109
Toll-free 1-800-225-1581	239645 11/06

The proxy ballot

To vote by mail	To vote by telephone	To vote on the web
Read the proxy statement.	Read the proxy statement and	Read the proxy statement and have the
Check the appropriate box	have the proxy ballot at hand.	proxy ballot at hand.
on the reverse side.	Call 1-866-458-9863.
	Follow the automated	Go to www.myproxyonline.com.
Sign and date the proxy ballot.	telephone directions.
Follow the instructions on the site.
Return the proxy ballot in the	There is no need for you to	There is no need for you to return your
envelope provided.	return your proxy ballot.	proxy ballot.

PUTNAM HIGH INCOME SECURITIES FUND

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam High Income Securities Fund. The meeting will take place on January 11, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, your proxies will vote exactly as you have indicated on the other side of this card. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. Your proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

Proposals	Please vote by filling in the appropriate boxes below.

To vote on all proposals as the Trustees recommend, mark this box. (No other vote is necessary.)  □

THE TRUSTEES RECOMMEND A VOTE FOR ALL NOMINEES.
1. Fixing the number of Trustees at 12 and electing your fund’s nominees for Trustees.							FOR ALL		WITHHOLD ALL
1)	J.A. Baxter	4)	C.E. Haldeman, Jr.	7) E.T. Kennan	10)	G. Putnam, III	(except as marked on left)
2)	C.B. Curtis	5)	J.A. Hill	8) K.R. Leibler	11)	W.T. Stephens	□		□
3)	M.R. Drucker	6)	P.L. Joskow	9) R.E. Patterson	12) R.B. Worley

To withhold authority to vote for one or more of the nominees, write the letter(s) of the nominee(s) below:

THE TRUSTEES RECOMMEND A VOTE AGAINST PROPOSAL 2.							FOR	WITHHOLD	ABSTAIN
2. Converting your fund to an open-end investment company.							□	□	□

If you have any questions on this proposal, please call 1-800-255-1581.	Please sign and date the other side of this card.

The proxy ballot

To vote by mail	To vote by telephone	To vote on the web
Read the proxy statement.	Read the proxy statement and	Read the proxy statement and have the
Check the appropriate box	have the proxy ballot at hand.	proxy ballot at hand.
on the reverse side.	Call 1-866-458-9863.
Go to www.myproxyonline.com.
Sign and date the proxy ballot.	Follow the automated
	telephone directions.	Follow the instructions on the site.
Return the proxy ballot in the		There is no need for you to return your
envelope provided.	There is no need for you to	proxy ballot.
return your proxy ballot.

PUTNAM MASTER INTERMEDIATE INCOME TRUST

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Master Intermediate Income Trust. The meeting will take place on January 11, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, your proxies will vote exactly as you have indicated on the other side of this card. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. Your proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

Proposals	Please vote by filling in the appropriate boxes below.

To vote on all proposals as the Trustees recommend, mark this box. (No other vote is necessary.) □

THE TRUSTEES RECOMMEND A VOTE FOR ALL NOMINEES.
1. Fixing the number of Trustees at 12 and electing your fund’s nominees for Trustees.							FOR ALL		WITHHOLD ALL
1)	J.A. Baxter	4)	C.E. Haldeman, Jr.	7) E.T. Kennan	10)	G. Putnam, III	(except as marked on left)
2)	C.B. Curtis	5)	J.A. Hill	8) K.R. Leibler	11)	W.T. Stephens	□		□
3)	M.R. Drucker	6)	P.L. Joskow	9) R.E. Patterson	12) R.B. Worley

To withhold authority to vote for one or more of the nominees, write the letter(s) of the nominee(s) below:

							FOR	WITHHOLD	ABSTAIN
THE TRUSTEES RECOMMEND A VOTE AGAINST PROPOSAL 2.							□	□	□
2. Converting your fund to an open-end investment company.

If you have any questions on this proposal, please call 1-800-255-1581	Please sign and date the other side of this card.

The proxy ballot

To vote by mail	To vote by telephone	To vote on the web
Read the proxy statement.	Read the proxy statement and	Read the proxy statement and have the
Check the appropriate box	have the proxy ballot at hand.	proxy ballot at hand.
on the reverse side.	Call 1-866-458-9863.
Go to www.myproxyonline.com.
Sign and date the proxy ballot.	Follow the automated
	telephone directions.	Follow the instructions on the site.
Return the proxy ballot in the		There is no need for you to return your
envelope provided.	There is no need for you to	proxy ballot.
return your proxy ballot.

PUTNAM PREMIER INCOME TRUST

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Premier Income Trust. The meeting will take place on January 11, 2007 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, your proxies will vote exactly as you have indicated on the other side of this card. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. Your proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

Proposals	Please vote by filling in the appropriate boxes below.

To vote on all proposals as the Trustees recommend, mark this box. (No other vote is necessary.) □

THE TRUSTEES RECOMMEND A VOTE FOR ALL NOMINEES.
1. Fixing the number of Trustees at 12 and electing your fund’s nominees for Trustees.							FOR ALL		WITHHOLD ALL
1)	J.A. Baxter	4)	C.E. Haldeman, Jr.	7) E.T. Kennan	10)	G. Putnam, III	(except as marked on left)
2)	C.B. Curtis	5)	J.A. Hill	8) K.R. Leibler	11)	W.T. Stephens	□		□
3)	M.R. Drucker	6)	P.L. Joskow	9) R.E. Patterson	12) R.B. Worley

To withhold authority to vote for one or more of the nominees, write the letter(s) of the nominee(s) below:

							FOR	WITHHOLD	ABSTAIN
THE TRUSTEES RECOMMEND A VOTE AGAINST PROPOSAL 2.							□	□	□
2. Converting your fund to an open-end investment company.

If you have any questions on this proposal, please call 1-800-255-1581.	Please sign and date the other side of this card.